                                                                 EXHIBIT (14)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this  Registration  Statement on
Form N-14 (the "Registration  Statement") of our reports dated January 16, 2007, relating  to the  financial  statements  and  financial  highlights  of American
Century World Mutual Funds, Inc., including American Century Global Growth Fund,
American Century International Growth Fund, American Century Life Sciences Fund,
and American  Century  Technology  Fund, for the year ended  November 30,  2006, which are incorporated by reference in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Kansas City, Missouri
February 22, 2007